Press Release

RLJ Lodging Trust Reports Fourth Quarter and Full Year 2022 Results

- Announces 60% increase in quarterly dividend to $0.08 per common share
- Launched three conversions and acquired one high quality hotel
- Maintained $1.1 billion of liquidity and no debt maturities until 2024

Bethesda, MD, February 27, 2023 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months and year ended December 31, 2022.

Fourth Quarter Highlights
•Portfolio comparable RevPAR of $127.25
•Revenue of $302.2 million
•Net income attributable to common shareholders of $0.3 million
•Net income per diluted share attributable to common shareholders of $0.00
•Adjusted EBITDA of $79.0 million
•Adjusted FFO per diluted common share and unit of $0.33
•Addressed all 2023 debt maturities
•Launched The Mills House Hotel, a Curio Collection Hotel by Hilton in Charleston, South Carolina, Zachari Dunes on Mandalay Beach, a Curio Collection Hotel by Hilton in Oxnard, California and The Pierside Hotel in Santa Monica, California
•Repurchased 0.7 million common shares at an average price per share of $10.66

Full Year Highlights
•Portfolio comparable RevPAR of $129.61
•Revenue of $1.2 billion
•Net income attributable to common shareholders of $16.8 million
•Net income per diluted share attributable to common shareholders of $0.10
•Adjusted EBITDA of $336.5 million
•Adjusted FFO per diluted common share and unit of $1.36
•Acquired 21c Hotel Nashville for $59.0 million and sold two non-core hotels for gross proceeds of $49.9 million
•Exited all COVID-related restrictions on corporate debt facilities
•Repurchased 4.9 million common shares for $57.6 million at an average price per share of $11.75
•Maintained $1.1 billion of liquidity, including $481.3 million of unrestricted cash and undrawn revolver

“We were pleased that the strengthening lodging fundamentals we saw throughout last year, especially in Urban markets, carried into the fourth quarter,” commented Leslie D. Hale, President and Chief Executive Officer. “Relative to this improving backdrop, we successfully executed on our key initiatives, including capturing the recovery in Urban markets, launching all three of our conversions and entering the growth market of Nashville. We achieved these priorities while strengthening our balance sheet and returning capital to our shareholders through thoughtful share repurchases and dividend raises, including our most recent dividend raise of 60% beginning with this quarter. While the current environment remains uncertain, the continuing improvement in business travel, group booking momentum and the ongoing recovery in Urban leisure gives us confidence that Urban markets will continue to outperform the industry on a relative basis this year, which will benefit our Urban-centric portfolio.”

The prefix “Comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and exclude sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in millions, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Operational Overview: (1)
Comparable ADR	$190.24	$164.12	$188.22	$149.52
Comparable Occupancy	66.9%	62.4%	68.9%	57.6%
Comparable RevPAR	$127.25	$102.48	$129.61	$86.18

Financial Overview:
Total Revenues	$302.2	$238.1	$1,193.7	$785.7
Comparable Hotel Revenue	$302.2	$240.2	$1,196.9	$786.7

Net Income (Loss)	$6.8	($27.9)	$42.2	($311.1)

Comparable Hotel EBITDA (2)	$87.6	$64.8	$370.0	$202.7
Comparable Hotel EBITDA Margin	29.0%	27.0%	30.9%	25.8%
Adjusted EBITDA	$79.0	$54.7	$336.5	$162.0

Adjusted FFO	$52.8	$22.6	$221.1	$31.4
Adjusted FFO Per Diluted Common Share and Unit	$0.33	$0.14	$1.36	$0.19

Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of December 31, 2022.
(2) Comparable Hotel EBITDA for the three months ended December 31, 2022 and 2021 excludes $0.6 million net income and $1.7 million net loss, respectively, from sold hotels. Comparable Hotel EBITDA for the year ended December 31, 2022 and 2021 excludes $1.2 million net income and $7.6 million net loss, respectively, from sold hotels. Comparable Hotel EBITDA for the three months ended December 31, 2021 includes $1.1 million net income from acquired hotels. Comparable Hotel EBITDA for the year ended December 31, 2022 and 2021 includes $0.6 million and $3.4 million net income, respectively, from acquired hotels.

Operational Update
During the fourth quarter of 2022, the Company’s portfolio generated Comparable RevPAR of $127.25, achieving 94% of the comparable period in 2019. Comparable occupancy for the fourth quarter of 2022 recovered to 89% of 2019 levels while comparable ADR achieved 105% of 2019 levels. During the fourth quarter, the Company's portfolio benefitted from growth in urban markets and sustained pricing power led by continuing recovery of business travel and strong group activity. Leisure trends remained healthy and performed in line with normal seasonality.

Acquisitions
In 2022, the Company acquired the 21c Hotel Nashville, a 124-room boutique lifestyle hotel in downtown Nashville for $59.0 million, or approximately $476,000 per key. The property was converted to a hotel in 2017, following the transformational conversion of the historic Gray & Dudley Building.

Conversions
The Company has successfully launched its three hotel conversions of The Mills House Hotel, a Curio Collection Hotel by Hilton in Charleston, South Carolina, Zachari Dunes on Mandalay Beach, a Curio Collection Hotel by Hilton in Oxnard, California and The Pierside Hotel, an independently branded lifestyle property located in Santa Monica, California. All three conversions are anticipated to outperform the Company's original underwriting and demonstrate the ability of the Company to unlock significant embedded value in the portfolio.

The Mills House Hotel, Charleston, SC	Zachari Dunes on Mandalay Beach, CA	The Pierside Hotel, Santa Monica, CA

Share Repurchases
During 2022, the Company repurchased 4.9 million shares for $57.6 million, at an average price per share of $11.75, which included approximately 0.7 million common shares for $7.6 million at an average price per share of $10.66 during the fourth quarter. Since January 2023, the Company has repurchased $0.5 million of shares at an average price per share of $10.49. The Company's share buyback program currently has approximately $191.9 million of remaining capacity.

Balance Sheet
As of December 31, 2022, the Company had approximately $1.1 billion of total liquidity, comprising approximately $481.3 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding.

In November 2022, the Company amended its term loan facility to increase it from $100.0 million to $200.0 million and extend its maturity to January 2026, with two one year extension options. The incremental $100.0 million of proceeds were funded in two tranches, with $5.0 million funded at closing in November 2022 and $95.0 million funded through a delayed draw feature in early 2023 that was used to repay $94.0 million maturing term loans in January 2023.

In January 2023, the Company exercised its option to extend the maturities of approximately $225.0 million of term loans to 2024.

Dividends
The Company’s Board of Trustees recently declared a quarterly cash dividend of $0.05 per common share of beneficial interest of the Company in the fourth quarter. The dividend was paid on January 17, 2023 to shareholders of record as of December 31, 2022.

The Company’s Board of Trustees also declared an increase in its quarterly cash dividend to $0.08 per common share of beneficial interest of the Company for the first quarter of 2023, which represents a 60% increase from the prior quarter dividend. The dividend will be paid on April 17, 2023 to shareholders of record as of March 31, 2023.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares in the fourth quarter. The dividend was paid on January 31, 2023 to shareholders of record as of December 31, 2022.

The Company's Board of Trustees recently declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares for the first quarter of 2023. The dividend will be paid on April 28, 2023 to shareholders of record as of March 31, 2023.

2023 Outlook
The Company's first quarter outlook includes all hotels owned as of February 27, 2023.

Q1 2023
Comparable RevPAR	$133.00 to $137.00
Comparable Hotel EBITDA	$85.0M to $91.0.M
Adjusted EBITDA	$76.0M to $82.0M
Adjusted FFO per share	$0.29 to $0.33
Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the Company's outlook below and could result in a material change to the Company's outlook.
Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 28, 2023, at 10:00 a.m. (Eastern Standard Time). The conference call can be accessed by dialing (877) 407-3982 or
(201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and Comparable operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which will be filed on February 28, 2023, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) income tax benefit or expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax benefit or expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotels
For the years ended December 31, 2022 and 2021, Comparable adjustments included the following acquired hotels:
•Hampton Inn & Suites Atlanta Midtown acquired in August 2021
•AC Hotel Boston Downtown acquired in October 2021
•Moxy Denver Cherry Creek acquired in December 2021
•21c Hotel Nashville acquired in July 2022

Comparable adjustments: Sold hotels
For the years ended December 31, 2022 and 2021, Comparable adjustments included the following sold hotels:
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021
•Fairfield Inn & Suites Chicago Southeast Hammond sold in July 2021
•Residence Inn Chicago Southeast Hammond sold in August 2021
•Courtyard Chicago Southeast Hammond sold in August 2021
•Embassy Suites Secaucus-Meadowlands ground lease expired in October 2021
•DoubleTree Hotel Metropolitan New York City sold in December 2021
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Investment in hotel properties, net	$4,180,328	$4,219,116
Investment in unconsolidated joint ventures	6,979	6,522
Cash and cash equivalents	481,316	665,341
Restricted cash reserves	55,070	48,528
Hotel and other receivables, net of allowance of $319 and $274, respectively	38,528	31,091
Lease right-of-use assets	136,915	144,988
Prepaid expense and other assets	79,089	33,390
Total assets	$4,978,225	$5,148,976
Liabilities and Equity
Debt, net	$2,217,555	$2,409,438
Accounts payable and other liabilities	155,916	155,136
Advance deposits and deferred revenue	23,769	20,047
Lease liabilities	117,010	123,031
Accrued interest	20,707	19,110
Distributions payable	14,622	8,347
Total liabilities	2,549,579	2,735,109
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at December 31, 2022 and 2021	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 162,003,533 and 166,503,062 shares issued and outstanding at December 31, 2022 and 2021, respectively	1,620	1,665
Additional paid-in capital	3,054,958	3,092,883
Accumulated other comprehensive income (loss)	40,591	(17,113)
Distributions in excess of net earnings	(1,049,441)	(1,046,739)
Total shareholders’ equity	2,414,664	2,397,632
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	7,669	9,919
Noncontrolling interest in the Operating Partnership	6,313	6,316
Total noncontrolling interest	13,982	16,235
Total equity	2,428,646	2,413,867
Total liabilities and equity	$4,978,225	$5,148,976

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Revenues
Operating revenues
Room revenue	$248,636	$198,476	$1,002,454	$667,853
Food and beverage revenue	34,372	22,756	117,027	58,994
Other revenue	19,183	16,857	74,181	58,817
Total revenues	302,191	238,089	1,193,662	785,664
Expenses
Operating expenses
Room expense	65,426	53,089	253,441	177,365
Food and beverage expense	26,088	15,949	87,402	41,790
Management and franchise fee expense	23,719	19,060	95,565	53,276
Other operating expense	80,437	65,490	308,000	239,092
Total property operating expenses	195,670	153,588	744,408	511,523
Depreciation and amortization	44,529	46,855	184,875	187,778
Impairment losses	—	—	—	144,845
Property tax, insurance and other	20,790	23,433	86,996	88,852
General and administrative	15,402	11,962	56,330	47,526
Transaction costs	230	(7)	(345)	94
Total operating expenses	276,621	235,831	1,072,264	980,618
Other income (expense), net	780	965	9,496	(7,614)
Interest income	2,759	170	4,559	996
Interest expense	(22,114)	(25,172)	(93,155)	(106,366)
Gain (loss) on sale of hotel properties, net	21	(5,511)	1,017	(2,378)
(Loss) gain on extinguishment of indebtedness, net	(39)	—	(39)	893
Income (loss) before equity in income (loss) from unconsolidated joint ventures	6,977	(27,290)	43,276	(309,423)
Equity in income (loss) from unconsolidated joint ventures	202	(7)	457	(477)
Income (loss) before income tax expense	7,179	(27,297)	43,733	(309,900)
Income tax expense	(379)	(634)	(1,518)	(1,188)
Net income (loss)	6,800	(27,931)	42,215	(311,088)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(181)	58	(210)	4,384
Noncontrolling interest in the Operating Partnership	(6)	145	(80)	1,536
Net income (loss) attributable to RLJ	6,613	(27,728)	41,925	(305,168)
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Net income (loss) attributable to common shareholders	$334	$(34,007)	$16,810	$(330,283)
Basic per common share data:
Net income (loss) per share attributable to common shareholders	$—	$(0.21)	$0.10	$(2.01)
Weighted-average number of common shares	159,769,645	164,099,763	161,947,807	163,998,390
Diluted per common share data:
Net income (loss) per share attributable to common shareholders	$—	$(0.21)	$0.10	$(2.01)
Weighted-average number of common shares	160,327,264	164,099,763	162,292,865	163,998,390

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$6,800	$(27,931)	$42,215	$(311,088)
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Depreciation and amortization	44,529	46,855	184,875	187,778
Impairment losses	—	—	—	144,845
(Gain) loss on sale of hotel properties, net	(21)	5,511	(1,017)	2,378
Noncontrolling interest in consolidated joint ventures	(181)	58	(210)	4,384
Adjustments related to consolidated joint ventures (1)	(43)	(154)	(187)	(2,780)
Adjustments related to unconsolidated joint ventures (2)	239	292	1,070	1,168
FFO	45,044	18,352	201,631	1,570
Transaction costs	230	(7)	(345)	94
Pre-opening costs	738	—	2,258	144
Loss (gain) on extinguishment of indebtedness, net	39	—	39	(893)
Amortization of share-based compensation	5,590	4,289	21,664	17,054
Non-cash income tax benefit	(17)	(40)	(17)	(40)
Non-cash interest expense related to discontinued interest rate hedges	178	—	680	—
Corporate and property-level severance (3)	—	—	—	904
Derivative (gains) losses in accumulated other comprehensive income (loss) reclassified to earnings (4)	—	—	(5,866)	10,658
Other expenses (income) (5)	1,011	(34)	1,067	1,942
Adjusted FFO	$52,813	$22,560	$221,111	$31,433

Adjusted FFO per common share and unit-basic	$0.33	$0.14	$1.36	$0.19
Adjusted FFO per common share and unit-diluted	$0.33	$0.14	$1.36	$0.19

Basic weighted-average common shares and units outstanding (6)	160,541	164,872	162,720	164,771
Diluted weighted-average common shares and units outstanding (6)	161,099	165,277	163,065	165,199

Note:
(1) Includes depreciation and amortization expense, impairment loss and loss on sale of hotel allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) The year ended December 31, 2021 includes severance for associates at hotels operating under collective bargaining agreements.
(4) Reclassification of interest rate swap (gains) losses from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(5) Represents expenses and income outside of the normal course of operations, including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance.
6) Includes 0.8 million weighted-average operating partnership units for the three and twelve months ended December 31, 2022 and 2021.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$6,800	$(27,931)	$42,215	$(311,088)
Depreciation and amortization	44,529	46,855	184,875	187,778
Interest expense, net	19,355	25,002	88,596	105,370
Income tax expense	379	634	1,518	1,188
Adjustments related to unconsolidated joint ventures (1)	351	408	1,519	1,633
EBITDA	71,414	44,968	318,723	(15,119)
(Gain) loss on sale of hotel properties, net	(21)	5,511	(1,017)	2,378
Impairment losses	—	—	—	144,845
EBITDAre	71,393	50,479	317,706	132,104
Transaction costs	230	(7)	(345)	94
Pre-opening costs	738	135	2,258	144
Loss (gain) on extinguishment of indebtedness, net	39	—	39	(893)
Amortization of share-based compensation	5,590	4,289	21,664	17,054
Corporate and property-level severance (2)	—	—	—	904
Derivative (gains) losses in accumulated other comprehensive loss (income) reclassified to earnings (3)	—	—	(5,866)	10,658
Other (income) expenses (4)	1,011	(169)	1,067	1,942
Adjusted EBITDA	79,001	54,727	336,523	162,007
General and administrative (5)	9,812	7,673	34,666	30,472
Other corporate adjustments (6)	(568)	(360)	(569)	(784)
Consolidated Hotel EBITDA	88,245	62,040	370,620	191,695
Comparable adjustments - (income) loss from sold hotels	(676)	1,722	(1,186)	7,565
Comparable adjustments - income from acquired hotels	—	1,055	558	3,441
Comparable Hotel EBITDA	$87,569	$64,817	$369,992	$202,701

Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2)The year ended December 31, 2021 includes severance for associates at hotels operating under collective bargaining agreements.
(3) Reclassification of interest rate swap (gains) losses from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(4) Represents expenses and income outside of the normal course of operations including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance.
(5) Excludes amortization of share-based compensation costs reflected in Adjusted EBITDA.
(6) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Total revenue	$302,191	$238,089	$1,193,662	$785,664
Comparable adjustments - revenue from sold hotels	—	(2,901)	(2,337)	(20,423)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	5,029	5,585	21,561
Other corporate adjustments / non-hotel revenue	(16)	(14)	(60)	(63)
Comparable Hotel Revenue	$302,175	$240,203	$1,196,850	$786,739

Comparable Hotel EBITDA	$87,569	$64,817	$369,992	$202,701

Comparable Hotel EBITDA Margin	29.0%	27.0%	30.9%	25.8%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of December 31, 2022 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	3.25%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	3.43%	85,000
Weighted-Average / Mortgage Total				3.23%	$406,000

Corporate Debt
Revolver (4)	4	May 2025	Floating	—%	$—
$200 Million Term Loan Maturing 2026 (5)	3	Jan 2028	Floating	2.85%	105,000
$400 Million Term Loan Maturing 2023 (6)	5	Jan 2023	Floating	3.84%	52,261
$400 Million Term Loan Maturing 2024 (7)	5	Jan 2024	Floating	3.84%	151,683
$225 Million Term Loan Maturing 2023 (6)	5	Jan 2023	Floating	3.84%	41,745
$225 Million Term Loan Maturing 2024 (7)	5	Jan 2024	Floating	3.18%	72,973
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	3.24%	400,000
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	Sep 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				3.64%	$1,823,662

Weighted-Average / Gross Debt				3.57%	$2,229,662

Note:
(1) The floating interest rate is hedged with an interest rate swap.
(2) Interest rates as of December 31, 2022.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of December 31, 2022, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.
(5) Remaining $95.0 million delayed draw was funded in January 2023 and full $200.0 million is currently outstanding.
(6) Loan was repaid in January 2023.
(7) Loan was extended to January 2024 in January 2023.